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                                                                    EXHIBIT 99.1


For Immediate Release:                    For More Information Contact:
----------------------                    -----------------------------
09/13/02                                  Media:      Walt Riker, 630/623-7318
                                                      Mike Donahue, 630/623-7833
                                          Investors:  Mary Healy, 630/623-6429

            Comprehensive U.S. Business Plan Overwhelmingly Approved
            --------------------------------------------------------
                          by McDonald's Owner/Operators
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  National Value, Advertising & Restaurant Enhancements Underway for Customers

OAK BROOK, IL -- McDonald's U.S. Owner/Operators have overwhelmingly approved a comprehensive U.S. business plan featuring menu value, national advertising, and restaurant enhancements, all with the customer in mind.

The plan, which was endorsed by owner/operator leadership at a meeting last week in Las Vegas, won final approval yesterday with a 98% yes vote, following balloting this week by McDonald's independent franchisees.

Jack Greenberg, Chairman and CEO of McDonald's Corporation, applauded the owner/operators, saying, "McDonald's is tough to beat when we marshal our significant strengths. This is an aggressive long-term package backed by the full power of our brand, our national advertising dollars and a family of owner/operators and suppliers that is the best in the business. Our value campaign, service and other initiatives will be heard loud and clear by customers."

McDonald's first national value strategy in seven years features national advertising of two premium sandwiches - the Big N' Tasty and McChicken - for $1.00 each starting October 4th, followed by national advertising of an eight-item "Dollar Menu" on November 1st. The new nationally advertised Dollar Menu consists of eight core items available at $1.00:

          .    Big N' Tasty - a great-tasting lettuce and tomato hamburger sandwich
          .    McChicken - a gently-seasoned fried chicken sandwich
          .    McValue fries
          .    Soft drink
          .    Side salad
          .    Snack-size Fruit n' Yogurt Parfait, a combination of low-fat, custard-style yogurt with blueberries and strawberries
          .    Sundae - creamy soft serve with hot fudge or other toppings like caramel or strawberry
          .    Two pies - baked apple with cinnamon

"We believe that customers will appreciate and notice that we are not only listening, we are also delivering," said Mike Roberts, President of McDonald's USA. "From menu value to restaurant enhancements and more choice than ever before, the new comprehensive U.S. action plan has the customer in mind from start to finish, backed by a truly aligned McDonald's System."

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The U.S. plan also includes investments for restaurant improvements that enhance the customer experience. These investments will be used for mutually agreed upon restaurant projects including new signage, improved drive-thrus, or restaurant remodeling or rebuilding. Project decisions will be made on an individual restaurant basis based on existing customer service levels and expected returns on investment to owner/operators and the company.

The comprehensive U.S. plan also includes initiatives to improve the customer experience, including improvements to the team service system, training and aggressive menu introductions.

"We believe this U.S. plan represents our best opportunity to provide customers with what they want and deserve. And, of course, satisfying customers helps us grow our business," added Roberts.

McDonald's is the world's leading foodservice retailer, with more than 30,000 local restaurants serving nearly 46 million people each day in 121 countries. Approximately 80 percent of all McDonald's restaurants worldwide are owned and operated by independent franchisees.

Forward-looking Statements
Certain forward-looking statements are included in this release. They use such words as "may," "will," "expect," "believe," "plan," and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: the effectiveness of operating initiatives and advertising and promotional efforts, as well as changes in: global and local business and economic conditions; currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets; competition; consumer preferences, spending patterns and demographic trends; legislation and governmental regulation; and accounting policies and practices. The foregoing list of important factors is not exclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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